March 2004

Project Recovery

Houlihan Lokey Howard & Zukin Capital
Financial Advisors
123 North Wacker Drive, 4th Floor
Chicago, IL 60606-1700
(312) 456-4700
http://www.hlhz.com

Table of Contents

Executive Summary

Executive Summary

SUMMARY DESCRIPTION OF TRANSACTION

- We understand that the Company ("Recovery") is considering entering into an agreement and plan of merger (the "Merger Agreement") pursuant to which Recovery would be acquired by a company formed by Thomas Weisel Capital Partners, LP. The transactions contemplated by the Merger Agreement are referred to collectively herein as the "Transaction."

- Under the currently proposed terms of the Transaction, stockholders of the Company will receive $7.00 per share in cash.

- The Transaction values the Company's common equity at approximately $63.4 million, a 20.7% premium from the closing price on the day immediately prior to the Company's announcement that its Board of Directors was exploring strategic alternatives.

Implied Transaction Multiples

	2003[1]	2004[2]
EV / Revenue	0.86 x	0.91 x
EV / EBITDA	3.8 x	4.1 x
EV / EBIT	4.9 x	5.8 x
P / E	9.4 x	11.1 x

(1) Adjusted for non-recurring expenses.
(2) Based on the Company's projected results.

Executive Summary

RECOVERY ONE YEAR TRADING HISTORY (2/18/03 – 2/18/04)



Source: FactSet.

	Date	Press Release
A	4/30/2003	Recovery Reported First Quarter 2003 Results; Quarterly EPS of ($0.17)
B	6/2/2003	Recovery Subrogation Software Release 4.0 Targets Property & Casualty Insurers
C	6/16/2003	Valuemetrics, Inc. Presentation to Recovery
D	8/1/2003	Recovery Forms Special Committee to Review Strategic Alternatives
E	10/18/2003	Recovery Reported Second Quarter 2003 Results; Quarterly EPS of ($0.19)
F	11/5/2003	Recovery Reported Third Quarter 2003 Results; Quarterly EPS of ($0.17)
G	12/29/2003	Recovery Reschedules Guidance Date

Executive Summary

RECOVERY FIVE YEAR TRADING HISTORY (2/18/99 – 2/18/04)



Source: FactSet.

	Date	Press Release
A	3/22/1999	Board Approves Recovery Stock Repurchase Plan
B	5/17/1999	Recovery Announced that it Received a Notice of Termination from CIGNA Healthcare
C	2/15/2000	Reported Fourth Quarter 1999 Results, EPS Down 52% Revenue Up 29%
D	3/31/2000	Recovery Announced that it Ceased Seeking a Buyer for the Company
E	2/2/2001	Proposed Settlement of DeGarmo Litigation, Agreement in Principle Reached
F	2/14/2001	Reported Fourth Quarter 2000 Results, EPS Increase 60%, Excluding Litigation Charge
G	7/16/2001	Recovery Announces South Carolina Litigation Dismissed
H	2/6/2002	Reported Fourth Quarter 2001 Results, Quarterly EPS Up 38% Net Income Up 28%
I	5/13/2002	Recovery Announced Extension of Share Repurchase Program
J	6/11/2002	United Medical Resources Signs Exclusive Contract with Recovery
K	7/31/2002	Safe Auto Signs Exclusive Contract with Recovery
L	10/30/2002	Reported Third Quarter 2002 Results, Quarterly EPS of ($0.19)
M	12/3/2002	Announced the Promotion of Robert G. Bader to Lead Healthcare Sales
N	1/13/2003	Announced the Appointment of Robert T. Langhorne to Lead Healthcare Ops/payments
O	2/4/2003	Reported Year End 2002 Results, Yearly EPS of ($0.72)
P	4/30/2003	Reported First Quarter 2003 Results, Quarterly EPS of ($0.17)
Q	6/3/2003	Subrogation Software Release 4.0 Targets Property & Casualty Insurers
R	6/16/2003	Valuecenters, Inc. Presentation to Recovery
S	8/1/2003	Recovery Forms Special Committee to Review Strategic Alternatives
T	10/18/2003	Recovery Reported Second Quarter 2003 Results, Quarterly EPS of ($0.19)
U	11/5/2003	Recovery Reported Third Quarter 2003 Results, Quarterly EPS of ($0.17)
V	12/29/2003	Recovery Reschedules Guidance Date

Executive Summary

MARKET MULTIPLES

(Figures in millions)

	Current Stock Price Per Share as of 2/18/2004	Fully Diluted Shares Outstanding	Market Value of Equity	Enterprise Value	EV / Revenue		EV / EBITDA		EV / EBIT		Price / Earnings	
					LTM	NFY	LTM	NFY	LTM	NFY	LTM	NFY
Affiliated Computer Services, Inc.	$50.29	139.620	$7,021.5	$6,781.8	1.68x	1.62x	9.7x	8.7x	12.6x	11.2x	21.1x	18.8x
Computer Sciences Corporation	$42.44	189.155	$8,027.8	$10,329.5	0.75x	0.71x	5.5x	5.4x	11.7x	11.3x	15.8x	17.6x
Crawford & Company	$5.50	48.966	$269.3	$324.5	0.44x	NA	7.0x	5.5x	10.8x	7.6x	21.6x	12.0x
Electronic Data Systems Corporation	$20.70	480.365	$9,943.6	$13,877.6	0.65x	0.67x	4.5x	3.8x	26.0x	12.8x	62.1x	20.3x
HMS Holdings Corporation	$5.85	20.291	$118.7	$94.0	1.32x	NA	21.5x	NMF	56.0x	NMF	99.7x	NMF
Maximus, Inc.	$36.00	22.444	$808.0	$668.3	1.18x	1.07x	9.9x	8.7x	12.0x	10.3x	23.5x	20.0x
NCO Group, Inc.	$21.93	26.189	$574.3	$876.9	1.19x	1.10x	7.6x	6.7x	10.4x	8.7x	14.7x	12.2x
PRG-Schultz Intl Inc.	$4.26	61.585	$262.4	$386.5	0.94x	0.99x	8.2x	10.6x	13.9x	19.1x	22.1x	34.7x
RTW, Inc.	$6.38	5.325	$34.0	$3.6	0.07x	NA	0.3x	NA	0.4x	NA	2.7x	NMF
Low					0.44x	0.67x	4.5x	3.8x	10.4x	7.6x	14.7x	12.0x
High					1.68x	1.62x	9.9x	10.6x	13.9x	19.1x	23.5x	34.7x
Median					1.06x	1.03x	7.6x	6.7x	11.9x	11.2x	21.4x	18.8x
Mean					1.02x	1.03x	7.5x	7.1x	11.9x	11.6x	19.8x	19.4x
Recovery												
Current Trading			$62.1	$54.9	0.83x	0.89x	3.7x	4.0x	4.8x	5.6x	9.2x	10.9x
Pending Offer			$63.4	$56.2	0.86x	0.91x	3.8x	4.1x	4.9x	5.8x	9.4x	11.1x

Footnotes:
* Excluded from the Range.
Source: Compustat
NA - Not Available.
NMF - Not Meaningful Figure.
LTM - Latest Twelve Months.
NFY – Next Fiscal Year.
EV - Enterprise Value.
EBIT - Earnings Before Interest and Taxes EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization.
P/E - Price to Earnings.

Executive Summary

RECOVERY OPERATING PERFORMANCE – HISTORIC & PROJECTED

Revenue (2000 – 2006)[1]


$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
2000
2001
2002
2003
2004
2005
2006
Revenue

EBITDA & Margin (2000 – 2006)[1]


$25,000
$20,000
$15,000
$10,000
$5,000
$0
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2000
2001
2002
2003
2004
2005
2006
EBITDA
Margin

Business Unit Contribution – 2003



Business Unit Contribution – 2006[1]



[1] *Revenue, EBITDA and margin numbers for 2004-2006 are based on management's projections.*

Executive Summary

RECOVERY OPERATING PERFORMANCE – HISTORIC & PROJECTED (CONTINUED)

- Throughout the sale process, it has become evident that prospective acquirers are skeptical about Recovery's projected operating performance. The following reasons have contributed to prospective acquirers' pessimistic views:
  - FY 2003 revenue and EBITDA fell short of budget by 6% and 14%, respectively.
  - Recovery has had a difficult time finding traction in the marketplace with its property and casualty (P&C) business unit.
    - In the beginning of 2002, Recovery issued revenue guidance of $1.9 million to $2.5 million, however, actual FY 2002 revenues were only $0.7 million.
    - The P&C business unit fell $1.9 million, or 66%, short of its $2.9 million revenue budget in 2003.
  - Recovery has historically depended on steady cash flows from its core healthcare business segments (subrogation, PBA and overpayments), however, recent developments have raised concerns:
    - The loss of the largest subrogation client, UnitedHealth Group, representing 28% of the Company's FY 2002 total revenues, or $19.5 million.
    - The Company's next largest client is in the process of being acquired, and this raises concerns about the future of this business.

Executive Summary

RECOVERY OPERATING PERFORMANCE – HISTORIC & PROJECTED (CONTINUED)

- Achieving the Company's projected revenue is largely dependent on aggressive growth in its new business lines
  - Healthcare business segments are expected to account for a decreasing percentage of the Company's total revenue
    - The Company's healthcare business segment accounted for approximately 98% of total revenue in 2003 and is expected to account for approximately 80% of total revenue in 2006
    - The healthcare subrogation business faces intense pricing pressure and it is expected by the Company that fees as a percent of recoveries will decrease in the near future
    - In 2006, the healthcare business unit is projected to account for 79% of the Company's total pre-corporate EBITDA versus 100% in 2003
    - Over the next several years, the healthcare business unit is expected to face margin pressure as the higher margin UnitedHealth Group business winds down and as other potential customer collections are increasing. Generally speaking, the margins on a new customer are lower than a customer that has been in existence for three to four years, as early in the contract life, Recovery will expend substantial resources to collect the subrogation claim but it may take two to three years to normalize cash flow collections from this customer.
  - Recovery is projecting significant growth in its P&C business unit, which generated only $1.0 million in revenue and ($0.9) million in EBITDA in 2003
    - In 2006, the P&C business unit is projected to generate $14.3 million in revenue and $5.4 million in EBITDA
    - The projected three-year revenue growth represents an aggressive compound annual growth rate (CAGR) of 141.4%
    - This business unit comprised 1.5% of total Company revenues in 2003 and is projected to account for 18.1% of total Company revenue in 2006
    - By 2006, the P&C business unit is projected to account for 21% of the Company's total pre-corporate EBITDA

Executive Summary

SCOPE

SCOPE

- We understand that the Special Committee of the Board of Directors (the "Committee") has requested that Houlihan Lokey render an opinion (the "Opinion") as to the fairness, from a financial point of view, of the consideration to be received by the Company's stockholders in connection with the Transaction.
- The Opinion does not address the Company's underlying business decision to effect the Transaction.

Executive Summary

DUE DILIGENCE PERFORMED

- In connection with the preparation of the Opinion, we have conducted such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances, including but not limited to:

1. review of the Company's annual reports on Form 10-K for the fiscal years ended December 31, 1998 through 2002, the Company's quarterly reports on Form 10-Q for the quarter ended September 30, 2003, and the Company's unaudited financial statements for the year ended December 31, 2003, all of which the Company's management has identified as the most current financial information available with respect to the Company;
2. review of the most recent draft of the Agreement and Plan of Merger, draft dated as of February 2, 2004;
3. meetings and/or conversations with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;
4. review of earnings estimates of the Company prepared by management of the Company with respect to the Company for the three fiscal years ending December 31, 2006;
5. review of the historical market prices and trading volume for the Company's publicly traded securities;
6. review of the Company's board meeting minutes for fiscal year 2003;
7. review of certain publicly available financial data of other, similar companies that we deem comparable to the Company; and
8. review of certain publicly available financial data with respect to the price and premiums paid in other transactions we have determined are similar to the Transaction.

Executive Summary

OBSERVATIONS & CONCLUSIONS

OBSERVATIONS

- Under the terms of the Transaction, the stockholders of the Company will receive $7.00 cash for each Company share.
- The Transaction values the Company' s common equity at approximately $63.4 million, a 20.7% premium from the closing price on the day immediately prior to the Company's announcement that its Board of Directors was exploring strategic alternatives.
- The Transaction implies an Enterprise Value ("EV") of $56.2 million, representing an EV to 2003 EBITDA multiple of 3.8x and an EV to 2004(P) EBITDA multiple of 4.1x.
- The Transaction is subject to the approval of stockholders of the Company holding a majority of the outstanding shares of common stock.
- The Transaction has a provision permitting the Board of Directors to terminate the Agreement and Plan of Merger under certain circumstances, subject to a break-up fee of $2.0 million, or 3.6% of the total Enterprise Value plus reimbursement of the acquirer's transaction costs in an amount not to exceed $2.0 million.
- Due to ongoing market pricing pressure, the loss of the Company's largest client which represented 28% of the Company's total revenue, and the slower-than-expected acceptance of the Company's developing property and casualty business, the Company's future growth path is unclear.

CONCLUSIONS

- Subject to the qualifications, assumptions and limitations set forth in our Opinion, the consideration to be received by the Company's stockholders in connection with the Transaction is fair to such stockholders from a financial point of view.

Transaction Overview

Transaction Overview

TRANSACTION SUMMARY, PROCESS AND RATIONALE

PROCESS

- The Board of Directors received an initial indication of interest from the management of Recovery ("Management"), expressing a desire to potentially take Recovery private using a leveraged ESOP financing technique.
- After receiving the proposal from Management, the Board of Directors appointed a special committee of its independent board members (the "Committee") to consider strategic alternatives available to the Company.
- Houlihan Lokey was engaged by the Committee to assist the Committee with its exploration and consideration of the Company's strategic alternatives. In addition, Houlihan Lokey was engaged by the Committee to render an opinion as to the fairness of the consideration to be received in any transaction it might determine to pursue
- On behalf of the Committee, Houlihan Lokey contacted and had discussions with 84 prospective buyers, including:
  - 30 strategic buyers; and
  - 54 financial buyers.

Transaction Overview

TRANSACTION SUMMARY, PROCESS AND RATIONALE (CONTINUED)

PROCESS (CONTINUED)

- 39 parties returned confidentiality agreements and received financial information (including projections with respect to the Company):
  - 4 prospective strategic buyers
  - 35 prospective financial buyers
- Indications of interest ("bids") were received from 18 parties
- The eleven highest bidders were invited into the next round that included a management presentation, a site visit and access to the online data room. Only eight of the eleven bidders elected to participate in the due diligence process
- Ten of the final eleven bidders either dropped out of the process or submitted bids below the Company's then current market trading price. The bidders expressed several factors influencing their decision, including:
  - The Company lacked reasonable growth prospects in its core business;
  - The Company put too much weight on its development of unproven lines of business, which the bidders viewed as venture-type investments;
  - The Company's poor financial trends in revenue and earnings, as well as its seeming inability to attract new customers;
  - Continued price pressure in the Company's base business;
  - The Company's potential exposure due to a large amount of litigation risk in the ordinary course of business, including eight historical "noteworthy" cases as well as seven pending cases disclosed in its most recent SEC filing; and
  - The Company's loss of its largest client, which represented 28% of the Company's total revenue and a meaningful portion of total EBITDA.
- TWP emerged as the final bidder after significant negotiations at $7.00 per share with the terms described herein.

Transaction Overview

TRANSACTION SUMMARY, PROCESS AND RATIONALE (CONTINUED)

RATIONALE

- Due to ongoing market pricing pressure, changes in the recovery rates on a portion of the Company's backlog, and the slower-than-expected acceptance of the Company's developing property and casualty business, the Company has experienced declining revenue growth and margin degradation since Houlihan Lokey first approached prospective bidders. LTM Revenue and EBITDA during the first round of bidding were $68.4 million and $15.5 million, respectively, compared to current LTM Revenue and EBITDA of $65.7 million and $14.8 million, respectively. While some prospects exist which could offset some of the Company's current operating difficulties, there is no clear solution for correcting this negative trend.
- There is a significant cloud of uncertainty surrounding Recovery's operations going forward given the loss of a client representing 28% of the Company's FY 2002 revenue and a meaningful portion of the Company's FY 2002 EBITDA. This sense of uncertainty increases with Anthem's recently announced acquisition of another large client of the Company, in addition to the Company's current largest client, WellPoint. It is unclear whether revenue from new contracts and developing technology initiatives will be sufficient to provide Recovery with a clear growth path.
- Recovery lacks a strong currency for making acquisitions, attracting new talent and motivating existing employees.
- The Company is subject to a large amount of litigation risk in the ordinary course of business, including eight historical "noteworthy" cases as well as seven pending cases disclosed in its most recent public filing.
- Significant costs associated with being public continue to reduce profitability without providing tangible benefits.
- The costs, additional time and potential liability associated with being public may escalate with recent increases in shareholder and regulatory concerns relating to corporate governance and the increased scrutiny promulgated by the Sarbanes-Oxley Act.
- Recovery's relatively low market capitalization (approximately $60 million) and limited liquidity inhibit the Company's access to capital and prohibit meaningful equity analyst coverage.

Transaction Overview

TRANSACTION SUMMARY, PROCESS AND RATIONALE (CONTINUED)

TRANSACTION - APPROVAL PROCESS

- The Agreement and Plan of Merger is expected to be signed in early February.
- The proxy statement will be filed within two to three weeks after the Agreement and Plan of Merger is signed. (The text of the Opinion will be included in the proxy).
- Once the proxy is filed, the Securities and Exchange Commission (the "SEC") has ten days to notify the Company as to whether it will be reviewed.
- A solicitation period of 30-40 days is typical.
- Therefore, the stockholder meeting will likely be held in May, with a majority vote of all outstanding shares required to approve the Transaction.
- There are a few large, non-affiliated holders of the stock, which control 42.7% of the stock. They have neither signed an agreement to vote in favor of the Transaction, nor have they verbally indicated that they will vote in favor of the Transaction.

Transaction Overview

TRANSACTION SUMMARY, PROCESS AND RATIONALE (CONTINUED)

TRANSACTION SUMMARY

- Consideration:
  - $7.00 cash for each share of Recovery common stock. Equity value of approximately $63.4 million based on 9,059,592 fully-diluted common shares outstanding.
- Voting:
  - Approval of the Company's stockholders holding a majority of the outstanding common stock is required.
- Termination Fee:
  - Up to $2.0 million, or 3.6% of total Enterprise Value. Under no circumstances will the Termination Fee plus expense reimbursement be greater than $4.0 million in the aggregate.
- Treatment of Options:
  - All of the options will be accelerated, vested and, if in-the-money, cashed out as a result of the Transaction. All underwater options will be terminated.

Fairness Considerations

Fairness Considerations

FAIRNESS CONSIDERATIONS

Rationale/Timing

- Rationale: The Company has been exploring strategic alternatives since August 1, 2003. In connection with its strategic alternatives, Houlihan Lokey has contacted 84 parties in an attempt to gauge their level of interest in potentially acquiring the Company.
- Timing: The Company's stock is near its 52-week high, realizing an increase in value of 24.7% since January 1, 2003. However, due to ongoing market pricing pressure, the loss of the Company's largest client representing 28% of the Company's total revenue and the slower-than-expected acceptance of the Company's developing property and casualty business, the Company's future growth path is unclear.

Pricing Considerations

- Price/Premium: The Transaction values the Company's common equity at approximately $63.4 million, a 20.7% premium from the closing price on the day immediately prior to the Company's announcement that its Board of Directors was exploring strategic alternatives.

Fairness Considerations

FAIRNESS CONSIDERATIONS (CONTINUED)

Pricing Considerations (Continued)

- Price Relative to Historical Pricing: During the previous one-year and three-year periods, the Company's stock traded at a price below the Transaction price of $7.00 per share 77.6% and 97.1%, respectively, of the time.

One-Year Trading Histogram


77.6%
100.0%
$7.00
Cumulative Volume

Source: FactSet

Three-Year Trading Histogram


97.1%
$7.00
Cumulative Volume

Source: FactSet

Fairness Considerations

FAIRNESS CONSIDERATIONS (CONTINUED)

Deal Terms

- Break-up Fee: The Transaction break-up fee of 3.6% (not including expense reimbursement) is in the range of break-up fees observed in change-of-control transactions of similar companies. In addition, the Transaction break-up fee is within the range of break-up fees in change-of-control transactions ranging from $50 million to $200 million in total enterprise value. Based on this data set, break-up fees ranged from 1.0% to 13.6% of total enterprise value with a mean and median of 3.6% and 3.5%, respectively.
- Stockholders have appraisal rights.

Consideration Received

- The buyer does not need to seek debt financing in order to fund the cash consideration.

Fairness Considerations

FAIRNESS CONSIDERATIONS (CONTINUED)

Consideration Received (Continued)

- Although there are analyst estimates on First Call for the Company from June 1997 to June 2000, there is no data available thereafter.
- Recovery is currently covered by Hilliard Lyons Equity Research, who published a report in response to the formation of the Committee, and Value Engine.
- Value Engine's targeted share price for Recovery as of February 18, 2004 was $5.95, or 15.0% below the current offer price.

	Stock				**Earnings Per Share**		
Analyst	Date	@ Report	Target	Rating	2002A	2003E	2004E
Stephen A. O'Neil, CFA *Hilliard Lyons*	1/12/04	7.00	NA	NA	.72	.73	.80
Value Engine	2/18/04	6.96	5.95	Overvalued	.72	.73	.80

Note: Hilliard Lyons released a report dated 8/18/03 and then issued updated EPS guidance on 1/12/04.

Valuation Methodologies

Valuation Methodologies

VALUATION ANALYSIS AND REVIEW

Houlihan Lokey's analysis included (i) a review of the trading prices and volume for the Company's publicly traded securities as well as (ii) an independent analysis of the fair market value of Recovery using two widely accepted methodologies. The methodologies employed were:

1. Market Multiple Methodology/Selected Transaction Methodology; and
2. Discounted Cash Flow Methodology.

MARKET MULTIPLE METHODOLOGY/SELECTED TRANSACTION METHODOLOGY

The market multiple methodology involved the multiplication of revenues and earnings by appropriate risk-adjusted multiples. Multiples were determined through an analysis of certain publicly traded companies, which were selected on the basis of operational and economic similarity to the principal business operations of the Company. Revenue and earnings multiples, when applicable were calculated for such public companies based upon daily trading prices. A comparative risk analysis among the Company and the selected public companies formed the basis for the selection of appropriate risk adjusted multiples for the Company. The risk analysis incorporates both quantitative and qualitative risk factors which relate to, among other things, the nature of the industry in which the Company and such other public companies are engaged.

The selected transaction methodology also involved multiples of revenues and earnings. Multiples used in this approach were determined through an analysis of transactions involving controlling interests in companies with operations similar to the Company's principal business operations.

DISCOUNTED CASH FLOW METHODOLOGY

Projections prepared by Recovery served as the foundation for the Discounted Cash Flow Methodology. The discount rate that was utilized to discount the projections was based primarily upon the median Weighted Average Cost of Capital for the selected companies.

Valuation Analyses

Valuation Analyses

Recovery
Valuation Detail

Recovery

VALUATION SUMMARY

(Figures in millions, except per share values)

Enterprise Value Indication from Operations

	Low		High
<u>Market Approach</u>			
Market Multiple Methodology (rounded)	$46.800	--	$51.500
Selected Transaction Methodology (rounded)	$51.500	--	$57.100
Income Approach			
Discounted Cash Flow Methodology (rounded)	$51.500	--	$58.100

Results Summary

	Low		High
Enterprise Value from Operations (rounded)	$50.000	--	$56.000
Nonoperating Assets/Liabilities:			
Add: Cash and Cash Equivalents Balance as of 12/31/2003 (1)	11.174	--	11.174
Total Nonoperating Assets/Liabilities	$11.174	--	$11.174
Enterprise Value	$61.174	--	$67.174
Less: Total Debt	4.000	--	4.000
Implied Equity Value	$57.174	--	$63.174
Implied Per Share Value	$6.36	--	$6.97

		Implied Transaction Premium		Implied Transaction Premium
Pre-Announcement Closing Stock Price (as of 7/31/03)	$5.80	10.7%	$5.80	10.7%
Current Stock Price (as of 01/16/04)	$6.66	1.0%	$6.66	1.0%
Implied Per Share Value	$6.36	10.1%	$6.97	0.4%

<u>Footnote:</u>
(1) Excludes Restricted Cash

Recovery

Implied Multiple Analysis

($ in millions)

Transaction Summary

Offer Price per Share	$7.00
Shares Outstanding	8,489
Implied Equity Value (Shares)	59,425
Plus: Option Cash Out (1)	3,992
Implied Equity Value	$63,417
Plus: Assumed Debt	4,000
Less: Cash	(11,174)
Implied Enterprise Value	$56,243

Implied Multiple Analysis

	Enterprise Value	Equity Value	Representative Level	Implied Transaction Multiple	Selected Company Multiple: Range Low	Selected Company Multiple: Range High	Selected Company Multiple: Mean	Selected Company Multiple: Median	Implied Transaction Multiple As a Percent of: Low	Implied Transaction Multiple As a Percent of: Median	Implied Transaction Multiple As a Percent of: High
LTM (2)											
Revenue	$56,243	$63,417	$65,748	0.86 x	0.44 x	1.68 x	1.02 x	1.06 x	193.2%	80.5%	50.8%
EBITDA	$56,243	$63,417	$14,817	3.8 x	4.5 x	9.9 x	7.5 x	7.6 x	83.8%	50.1%	38.5%
EBIT	$56,243	$63,417	$11,449	4.9 x	10.4 x	13.9 x	11.9 x	11.9 x	47.3%	41.4%	35.3%
Net Income	$56,243	$63,417	$6,727	9.4 x	14.7 x	23.5 x	19.8 x	21.4 x	64.0%	44.1%	40.2%
FY (3)											
Revenue	$56,243	$63,417	$61,818	0.91 x	0.67 x	1.62 x	1.03 x	1.03 x	135.2%	88.2%	56.0%
EBITDA	$56,243	$63,417	$13,580	4.1 x	3.8 x	10.6 x	7.1 x	6.7 x	107.8%	62.1%	39.2%
EBIT	$56,243	$63,417	$9,772	5.8 x	7.6 x	19.1 x	11.6 x	11.2 x	76.2%	51.4%	30.1%
Net Income	$56,243	$63,417	$5,710	11.1 x	12.0 x	34.7 x	19.4 x	18.8 x	92.9%	59.0%	32.0%

Footnotes:

(1) Equals the Transaction Price less the strike price multiplied by the number of outstanding options for all options with a strike price below the Transaction Price. Refer to the Option Cash Out Schedule

(2) Latest twelve months ended 12/31/03 (unaudited)

(3) Projected fiscal year ending 12/31/04 (Source: Company projections provided by Management)

Recovery

OPTION CASH OUT SCHEDULE

(Figures in millions)

Option Outstanding	Strike	Transaction Price Less Strike Price	Option Cash Out
6•7,169	$1 016	$1 98•	$1,5T8,56•
11,050	$1 250	$1 T50	$•1,•TL
•0,000	$1 1T5	$1 625	$1•5,000
•,610	$1 500	$1 500	$16,115
T00	$1 561	$1 •1L	$1,•06
1,100	$1 625	$1 1T5	$•,050
•,000	$1 6LL	$1 111	$11,150
•,000	$1 L11	$1 1LL	$12,T50
1,100	$1 LL0	$1 120	$9,98•
5,000	$• 000	$1 000	$15,000
5,000	$• 010	$1 990	$1•,950
11,115	$• 010	$1 9T0	$11,11L
T,•00	$• 061	$1 91L	$11,T1L
•1,100	$• 110	$1 LT0	$121,11•
1,100	$• 1•0	$1 L60	$9,151
•,000	$• 1LL	$1 L11	$11,150
T,500	$• 150	$1 T50	$10,625
L,150	$• 1T5	$1 625	$11,666
L,000	$• 1L0	$1 610	$10,960
9,115	$• •60	$1 5•0	$11,1TL
1T1,1T1	$• 500	$1 500	$6TT,910
1,500	$• 59•	$1 •06	$1,609
T,L50	$• 615	$1 1T5	$1L,6••
L,000	$• T10	$1 190	$1L,120
L,000	$• T19	$1 1L1	$1L,150
9,600	$• T50	$1 150	$11,600
1,100	$• LT5	$1 125	$•,•61
•,150	$• 9T0	$1 010	$L,61L
T,9T5	$5 150	$1 650	$11,159
5,000	$5 500	$1 500	$T,500
5,100	$5 510	$1 •90	$T,T•L
10,000	$5 5T0	$1 •10	$1•,100
9,150	$5 T90	$1 110	$11,191
6,950	$5 L10	$1 1L0	$L,101
5,000	$5 900	$1 100	$5,500
1•,L00	$6 000	$1 000	$1•,L00
5,000	$6 610	$0 1T0	$1,L50
•,9L5	$6 9T0	$0 010	$150
			$1,991,1L0

Source: Company Management.

Recovery

MARKET MULTIPLE APPROACH

(Figures in millions)

	Representative Level	Selected Multiple Range			Net Debt	Indicated Enterprise Value Range		
LTM								
Revenues	$65,748	0.70 x	–	0.80 x		$46,020	–	$52,600
EBITDA	$14,817	4.0 x	–	4.5 x		$59,270	–	$66,680
EBIT	$11,449	5.0 x	–	5.5 x		$57,250	–	$62,970
Net Income	$6,727	9.0 x	–	10.0 x	($7,174)	$53,370	–	$60,100
NFY								
Revenues	$61,818	0.60 x	–	0.70 x		$37,090	–	$43,270
EBITDA	$13,580	3.5 x	–	4.0 x		$47,530	–	$54,320
EBIT	$9,772	4.5 x	–	5.0 x		$43,980	–	$48,860
Net Income	$5,710	8.0 x	–	9.0 x	($7,174)	$38,510	–	$44,220
Median						$46,775	–	$53,460
Mean						$47,878	–	$54,128
Selected Enterprise Value Range						$46,800	–	$53,500

Recovery

MARKET MULTIPLE APPROACH (CONTINUED)

- The selected multiples were meaningfully discounted below the median trading multiples (see page 35 – Valuation Multiples) due to several factors, including but not limited to:
  - As a small-cap company with revenues of $65.7 million and an enterprise value of $54.9 million, Recovery is significantly smaller than the public companies selected for comparison purposes, which had median revenues and enterprise values of $732.9 million and $668.3 million, respectively.
  - Recovery has been unable to attract meaningful equity research coverage and is only followed by two non-Wall Street regional investment firms.
  - Recovery's earnings performance, as measured by EBITDA, has significantly underperformed the public comparable companies.
    - From 1999 to the latest twelve months period, on an absolute basis, Recovery's EBITDA has increased 5.2%, while the public comparable companies' EBITDA increased 20.6%.
  - Recovery has recently lost its largest customer, UnitedHealth Group, which accounted for 28% of FY 2002 revenues, or $19.5 million.
    - The loss of the UnitedHealth Group contact is expected to have a significantly adverse impact on the Company's operating results. Management estimates that in FY 2004, the Company will generate approximately $6.5 million in revenues attributed to the UnitedHealth Group contract, representing an approximate 70% decrease from FY 2002. By 2007, virtually all recoveries under the contract will have been exhausted.
    - The loss of this customer is not fully reflected in the historical financial results of the Company, as it will take several years to wind down the recoveries from that contract.
    - The equity market's anticipated negative impact of this development on the Company's future financial performance has been generally reflected in Recovery's share price.
- Recovery projects FY 2004 revenues of $61.8 million, a 6.0% decrease from FY 2003 revenues of $65.7 million, further raising concerns about the ability of the Company to achieve its aggressive operating performance projections.

Recovery

SELECTED TRANSACTION APPROACH

(Figures in millions)

LTM	Representative Level	Selected Multiple Range			Indicated Enterprise Value Range		
Revenue	$65,748	0.70 x	–	0.80 x	$46,020	--	$52,600
EBITDA	$14,817	4.0 x	–	4.5 x	$59,270	--	$66,680
EBIT	$11,449	4.5 x	–	5.0 x	$51,520	--	$57,250
Median					$51,520	--	$57,250
Mean					$52,270	--	$58,843
Selected Enterprise Value Range					$51,500	--	$57,300

Recovery

DISCOUNTED CASH FLOW APPROACH

(Figures in millions)

	Projected Fiscal Year Ending December 31		
	2004	2005	2006
EBIT	$9.772	$13.215	$18.491
Less: Taxes	3.909	5.286	7.396
Debt-Free Earnings	5.863	7.929	11.094
Less: Capital Expenditures	(3.977)	(4.491)	(4.516)
Add: Depreciation and Amortization	3.808	3.311	3.129
Less: Working Capital Requirements	(3.141)	0.374	0.008
Total Net Investment	($3.310)	($0.805)	($1.379)
Net Debt-Free Cash Flows	$2.553	$7.124	$9.715
Discount Period	0.50	1.50	2.50
Discount Factor @ 19.0%	0.92	0.77	0.65
Present Value of Net Debt-Free Cash Flows:	$2.341	$5.488	$6.289

DCF Assumptions	
Discount Rate	19.0%
Tax Rate	40.0%

Gordon Growth Assumptions	
2007 Cash Flow (3.0% Growth Rate)	$10.006
Gordon Growth Rate	3.0%
Terminal Value	$62.541
Discount Period	2.50
Discount Factor @ 19.0%	0.65
PV of Terminal Value	$40.485

Distribution of Value	
Period Cash Flow	25.9%
Terminal Cash Flow	74.1%
Total	100.0%

Sensitivity Analysis: Enterprise Value

Discount Rate	Gordon Growth Rate: 2.0%	2.5%	3.0%	3.5%	4.0%
18.0%	$55.278	$56.806	$58.436	$60.178	$62.045
18.5%	$53.512	$54.938	$56.456	$58.076	$59.807
19.0%	$51.851	$53.183	$54.602	$56.111	$57.720
19.5%	$50.285	$51.535	$52.861	$54.269	$55.769
20.0%	$48.808	$49.981	$51.223	$52.541	$53.940

Range of Selected Enterprise Values	$51.535	—	$58.076

Source: Company projections provided by Management.

Valuation Analyses

Recovery
Valuation Detail

Valuation Detail

SELECTION OF COMPARABLE PUBLIC COMPANIES

- The outsourced subrogation and claim recovery market is highly specialized, and there are no good comparable public companies.
- The Company's most recently filed Proxy Statement (the "Proxy") dated April 3, 2002, contained a list of seven public comparable companies that the Company selected as its peer group.
- In determining the appropriate public company comparable list for Recovery, Houlihan Lokey included the following companies that were mentioned as the Company's peers in the Proxy:
  - HMS Holding Companies (Health Management Systems)
  - MAXIMUS, Inc.
  - PRG-Schultz International (formerly known as the Profit Recovery Group International)
- The companies that were mentioned in the Proxy but excluded from Houlihan Lokey's public comparable company list and the rationale for their exclusion are as follows:
  - CCC Information Services was excluded due to its focus on the sale of software-related products/services
  - INSpire Insurance Solutions was excluded because it was acquired by the CGI Group in 2002 and is no longer publicly traded
  - National Research, Inc. was excluded due to the company's focus on survey-based performance measurement, analysis, and tracking services that are deemed unrelated to Recovery's service focus
  - QuadraMed was excluded due to its negative operating profitability and its focus on the sale of software products/services
- Houlihan Lokey analyzed a number of additional public companies that, based upon their business model and product/service markets, serve as comparable valuation metrics for Recovery. These companies, along with aforementioned selected peer group companies from the Proxy, are listed on the following page.

Valuation Detail

VALUATION MULTIPLES

(Figures in millions)

	Current Stock Price Per Share as of [illegible]	Fully Diluted Shares Outstanding	Market Value of Equity	Enterprise Value	EV / Revenue LTM	EV / Revenue NFY	EV / EBITDA LTM	EV / EBITDA NFY	EV / EBIT LTM	EV / EBIT NFY	Price / Earnings LTM	Price / Earnings NFY
Affiliated Computer Services, Inc	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Computer Sciences Corporation	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Crawford & Company	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	NA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Electronic Data Systems Corporation	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
HMS Holdings Corporation	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	NA	[illegible]	NMF	[illegible]	NMF	[illegible]	NMF
Maximus, Inc	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
NCO Group, Inc	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
PRG-Schultz Intl Inc	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
RTW, Inc	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	NA	[illegible]	NA	[illegible]	NA	[illegible]	NMF
Low					[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
High					[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Median					[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Mean					[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Recovery												
Current Trading			[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Pending Offer			[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

Footnotes:

[1] Excluded from the Range

Source: Compustat

NA - Not Available

NMF - Not Meaningful Figure

LTM - Latest Twelve Months

NFY - Next Fiscal Year

EV - Enterprise Value

EBIT - Earnings Before Interest and Taxes

EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization

P/E - Price to Earnings

Valuation Detail

Risk Rankings

Size (Revenue, millions)	
Electronic Data Systems	[illegible]
Computer Sciences	[illegible]
Affiliated Computer Services	[illegible]
NCO Group, Inc.	[illegible]
Crawford & Company	[illegible]
Maximus, Inc.	[illegible]
[illegible]	[illegible]
[illegible]	[illegible]
Project Recovery	[illegible]
[illegible]	[illegible]

Size (Enterprise Value, millions)	
Electronic Data Systems	[illegible]
Computer Sciences	[illegible]
Affiliated Computer Services	[illegible]
NCO Group, Inc.	[illegible]
Maximus, Inc.	[illegible]
[illegible]	[illegible]
Crawford & Company	[illegible]
[illegible]	[illegible]
Project Recovery	[illegible]
[illegible]	[illegible]

Historical Growth (3-Year Revenue)	
Affiliated Computer Services	[illegible]
[illegible]	[illegible]
NCO Group, Inc.	[illegible]
Maximus, Inc.	[illegible]
Project Recovery	[illegible]
Computer Sciences	[illegible]
Electronic Data Systems	[illegible]
Crawford & Company	[illegible]
[illegible]	[illegible]
[illegible]	NMF

Historical Growth (1-Year Revenue)	
[illegible]	[illegible]
Affiliated Computer Services	[illegible]
[illegible]	[illegible]
Project Recovery	[illegible]
Maximus, Inc.	[illegible]
NCO Group, Inc.	[illegible]
Electronic Data Systems	[illegible]
Computer Sciences	[illegible]
Crawford & Company	[illegible]
[illegible]	[illegible]

Projected Growth (3-Year Revenue)	
Computer Sciences	[illegible]
NCO Group, Inc.	[illegible]
Maximus, Inc.	[illegible]
Affiliated Computer Services	[illegible]
Electronic Data Systems	[illegible]
Project Recovery	[illegible]
[illegible]	[illegible]
Crawford & Company	NM
[illegible]	NM
[illegible]	NM

Historical Growth (3-Year EBITDA)	
Affiliated Computer Services	[illegible]
[illegible]	[illegible]
Computer Sciences	[illegible]
Project Recovery	[illegible]
Maximus, Inc.	[illegible]
NCO Group, Inc.	[illegible]
Electronic Data Systems	[illegible]
Crawford & Company	[illegible]
[illegible]	NMF
[illegible]	NMF

Historical Growth (1-Year EBITDA)	
[illegible]	[illegible]
Affiliated Computer Services	[illegible]
Project Recovery	[illegible]
Computer Sciences	[illegible]
Maximus, Inc.	[illegible]
NCO Group, Inc.	[illegible]
Electronic Data Systems	[illegible]
Crawford & Company	[illegible]
[illegible]	NMF
[illegible]	NMF

Projected Growth (3-Year EBITDA)	
Crawford & Company	[illegible]
Computer Sciences	[illegible]
Electronic Data Systems	[illegible]
Affiliated Computer Services	[illegible]
Maximus, Inc.	[illegible]
NCO Group, Inc.	[illegible]
Project Recovery	[illegible]
[illegible]	[illegible]
[illegible]	NM
[illegible]	NM

Projected Growth (5-Year EPS)	
Affiliated Computer Services	[illegible]
NCO Group, Inc.	[illegible]
Crawford & Company	[illegible]
Computer Sciences	[illegible]
Maximus, Inc.	[illegible]
Electronic Data Systems	[illegible]
[illegible]	NM
Project Recovery	NM
[illegible]	NM
[illegible]	NM

Profitability (EBIT to Revenue)	
[illegible]	[illegible]
Project Recovery	[illegible]
Affiliated Computer Services	[illegible]
NCO Group, Inc.	[illegible]
Maximus, Inc.	[illegible]
[illegible]	[illegible]
Computer Sciences	[illegible]
Crawford & Company	[illegible]
Electronic Data Systems	[illegible]
[illegible]	[illegible]

Profitability (EBITDA to Revenue)	
Project Recovery	[illegible]
[illegible]	[illegible]
Affiliated Computer Services	[illegible]
NCO Group, Inc.	[illegible]
Electronic Data Systems	[illegible]
Computer Sciences	[illegible]
Maximus, Inc.	[illegible]
[illegible]	[illegible]
Crawford & Company	[illegible]
[illegible]	[illegible]

Relative Depreciation (Depreciation to EBITDA)	
Electronic Data Systems	[illegible]
[illegible]	[illegible]
Computer Sciences	[illegible]
[illegible]	[illegible]
Crawford & Company	[illegible]
NCO Group, Inc.	[illegible]
Affiliated Computer Services	[illegible]
Project Recovery	[illegible]
Maximus, Inc.	[illegible]
[illegible]	[illegible]

Internal Investment (Capital Expenditures to Revenue)	
Computer Sciences	[illegible]
Affiliated Computer Services	[illegible]
Electronic Data Systems	[illegible]
[illegible]	[illegible]
NCO Group, Inc.	[illegible]
Project Recovery	[illegible]
[illegible]	[illegible]
Crawford & Company	[illegible]
Maximus, Inc.	[illegible]
[illegible]	[illegible]

Liquidity (Current Ratio)	
Maximus, Inc.	[illegible]
[illegible]	[illegible]
NCO Group, Inc.	[illegible]
Project Recovery	[illegible]
Affiliated Computer Services	[illegible]
Computer Sciences	[illegible]
Crawford & Company	[illegible]
[illegible]	[illegible]
Electronic Data Systems	[illegible]
[illegible]	[illegible]

Leverage (Debt to EV)	
[illegible]	[illegible]
[illegible]	[illegible]
Maximus, Inc.	[illegible]
Affiliated Computer Services	[illegible]
Project Recovery	[illegible]
Computer Sciences	[illegible]
Crawford & Company	[illegible]
NCO Group, Inc.	[illegible]
[illegible]	[illegible]
Electronic Data Systems	[illegible]

Valuation Detail

INDEX OF RELATIVE PERFORMANCE

(Figures in millions)

	Affiliated Computer Services, Inc	Computer Sciences Corporation	Crawford & Company	Electronic Data Systems Corporation	HMS Holdings Corporation	Maximus, Inc	NCO Group, Inc	PRG-Schultz International, Inc	RTW, Inc	Median	Project Recovery	Percentage of Median
Revenue												
LTM	$4,010.11	$11,846.10	$712.88	$21,476.00	$71.46	$564.49	$718.44	$411.09	$51.71	$712.88	$65.75	9.0%
2002	$3,787.21	$11,146.50	$712.88	$21,476.00	$88.61	$558.28	$701.45	$461.20	$67.15	$701.45	$69.48	9.9%
2001	$3,063.91	$11,179.20	$715.41	$21,502.00	$58.75	$518.70	$681.87	$214.01	$96.72	$681.87	$64.15	9.4%
2000	$2,063.56	$10,491.90	$766.27	$21,141.00	$98.10	$487.26	$587.45	$302.08	$81.20	$587.45	$61.61	10.8%
1999	$1,963.50	$9,170.70	$701.90	$18,534.20	$114.10	$319.50	$491.40	$149.60	$77.81	$491.40	$61.41	12.5%
Revenue Index												
LTM	205	148	104	116	62	177	150	118	68	118	107	91.2%
2002	193	121	104	116	60	175	147	133	86	121	113	93.4%
2001	156	121	105	116	51	162	139	90	123	121	104	86.0%
2000	105	112	109	114	86	151	119	86	107	109	104	94.9%
1999	100	100	100	100	100	100	100	100	100	100	100	100.0%
EBITDA												
LTM	$702.28	$1,881.10	$46.41	$3,063.00	$4.28	$67.79	$115.66	$47.19	$10.89	$67.79	$14.82	21.9%
2002	$672.57	$1,608.60	$46.41	$3,063.00	$2.18	$68.27	$118.77	$72.94	$11.29	$72.94	$16.51	22.6%
2001	$511.12	$1,496.90	$56.96	$3,504.00	($11.91)	$71.62	$129.11	$37.62	($11.60)	$71.62	$14.56	20.7%
2000	$329.84	$1,201.20	$71.54	$3,667.00	$0.56	$77.12	$117.87	$42.98	($17.28)	$77.12	$15.77	20.4%
1999	$274.70	$1,195.20	$80.80	$2,518.20	$14.71	$50.00	$85.80	$42.76	$9.74	$80.80	$14.09	17.4%
EBITDA Index												
LTM	256	157	57	121	11	136	135	110	112	121	105	87.2%
2002	245	135	57	121	7	137	138	171	116	135	117	87.1%
2001	186	125	69	138	(82)	147	150	88	(119)	125	103	82.5%
2000	120	109	91	144	4	154	156	100	(177)	109	112	102.7%
1999	100	100	100	100	100	100	100	100	100	100	100	100.0%

Valuation Detail

TRANSACTION SUMMARY(1)

(Figures in millions)

Announced	Effective	Target	Target Business Description	Acquiror	EV	Revenue	EBITDA	EBIT
4/9/2003	9/24/2003	Insurance Management Solutions Group, Inc	Industry Segment	Fiserv, Inc	$21.5	0.87 x	*NM*	*NM*
11/4/2002	3/5/2003	eBenX, Inc	Provides benefits outsourcing and management services	SHPS, Inc	$65.6	1.31 x	*NM*	*NM*
7/15/2002	7/15/2002	Advantage Innovations, Inc	Provides information technology related services	Startech Global Services Network, Inc	$0.9	0.22 x	1.92 x	2.11 x
4/4/2002	6/14/2002	Lightbot Communications, Inc	Provides high quality telecommunications design, installation and information technology services	Security Biometrics, Inc	$6.9	1.92 x	4.25 x	5.14 x
3/7/2002	3/7/2002	Ideas & Associates	Provides information technology consulting services	FreeSoftwareClub.com, Inc	$4.3	1.10 x	6.50 x	7.60 x

	EV	Revenue	EBITDA	EBIT
Low	$0.9	0.22 x	1.9 x	2.1 x
High	$65.6	1.92 x	6.5 x	7.6 x
Median	$6.9	1.10 x	4.7 x	5.1 x
Mean	$19.8	1.08 x	4.4 x	5.0 x

Footnotes:

(1) Transaction study based on announced and completed, controlling interest acquisitions. Transactions with announcement dates between 5/07/2001 and 2/18/2004 for which purchase price multiples were available were considered. Target companies were required to have SIC codes of 7379, 7389, 7374, 7322, or 7375. Sources included Securities Data Company, Mergerstat and public filings.

Valuation Detail

TRANSACTION SUMMARY[1] (CONTINUED)

(Figures in millions)

Announced	Effective	Target	Target Business Description	Acquirer	1 Day	5 Day	30 Day
[illegible]	[illegible]	Insurance Management Solutions Group, Inc	Industry Segment	Fiserv, Inc	11.11%	15.79%	[illegible]
[illegible]	[illegible]	[illegible], Inc	Provides private outsourced management services	SHPS, Inc	NA	NA	NA
[illegible]	[illegible]	Advantage Innovation, Inc	Provides information technology related services	[illegible] Global Services Network, Inc	NA	NA	NA
[illegible]	[illegible]	Lightec Communications, Inc	Provides high quality telecommunications design, installation and information technology services	Security Biometrics, Inc	NA	NA	NA
[illegible]	[illegible]	Ideas & Associates	Provides information technology consulting services	ProSoftwareClub.com, Inc	NA	NA	NA

Footnotes:
(1) Transaction study based on announced and completed, controlling interest acquisitions. Transactions with announcement dates between [illegible] and [illegible] for which purchase price multiples were available were considered. Target companies were required to have SIC codes of 7379, 7389, 7374, 7322, or 7375. Sources included Securities Data Company, Mergerstat and public filings.

Valuation Detail

RECOVERY PROJECTIONS

- The projections presented below were prepared by management of Recovery. From FY 2004 to FY 2006, EBITDA is projected to increase from $13.6 million to $21.6 million, or a 59% increase in two years. These projections are heavily dependent on significant increases in fairly new or unproven business lines and on adding a meaningful number of lines to the existing core business.

($ Thousands)

	FYE December 31,		
	2004P	2005P	2006P
Revenue			
External Outsource Revenue	$61,289	$68,172	$77,874
External Invoice Revenue	529	764	1,115
	61,818	68,936	78,989
Direct Expenses	30,841	34,714	39,912
Gross Profit	30,977	34,222	39,077
Support Expenses	16,832	16,568	16,305
Support Bonuses	565	1,129	1,153
	17,397	17,696	17,458
EBITDA	13,580	16,526	21,620
D&A	3,808	3,311	3,129
EBIT	9,772	13,215	18,491
Interest Income	145	139	138
Interest Expense	400	-	-
Pre-Tax Income	9,517	13,354	18,628
Income Taxes (40.0%)	3,807	5,342	7,451
Net Income	$5,710	$8,013	$11,177

Growth & Margin Analysis			
Revenue Growth	4.2%	11.5%	14.6%
Gross Margin	50.1%	49.6%	49.5%
EBITDA Margin	22.0%	24.0%	27.4%
EBIT Margin	15.8%	19.2%	23.4%
Profit Margin	9.2%	11.6%	14.2%

Source: Company projections provided by Management.

Appendices

Appendices

Float Analysis
Profiles of Selected Companies
Termination Fee Analysis

Float Analysis

RECOVERY FLOAT ANALYSIS

(Figures in millions, except per share)

	Recovery	Affiliated Computer Services, Inc.	Computer Sciences Corporation	Crawford & Company	[illegible] Systems Corporation	[illegible] Holdings Corporation	[illegible], Inc.	[illegible] Group, Inc.	[illegible]	[illegible], Inc.	Median	Mean
Ticker Symbol		ACS	CSC	CRD.A	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		
Exchange	NASDAQ	NASDAQ	NASDAQ	NYSE	NASDAQ	NASDAQ	NASDAQ	NASDAQ	NASDAQ	NASDAQ		
Analyst Recommendations	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Fully Diluted Shares	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Closing Price as of Valuation Date	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Market Value of Equity (MVE)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Public Float (1)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Percent of Total Shares Outstanding	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Institutional Holdings	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Percent of Total Shares Outstanding	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Percent of Total Public Float	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Number of Institutional Holders	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Average Trading Volume (2)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Percent of Total Shares Outstanding	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Percent of Total Public Float	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Short Interest (3)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Short Interest Ratio (3)	NA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Percent of Total Shares Outstanding	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Percent of Total Public Float	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

Sources: Yahoo Finance and Bloomberg (Analyst Recommendations, Number of Institutional Holders and Average Trading Volumes)

(1) Float is calculated as shares outstanding minus shares owned by insiders, 5.0% owners and Rule 144 shares

(2) Average weekly trading volume calculation is based on last six months. Recovery has an average daily trading volume of 0.009 million and an average monthly trading volume of approximately 0.208 million (2.0% of Total Shares Outstanding). Note: Average pre-announcement weekly trading volume was 0.039 and weekly trading volume post-announcement is 0.051

(3) Most recent date for short interest was as of February 18, 2004

Float Analysis

RECOVERY FLOAT ANALYSIS – PUBLIC FLOAT/SHARES OUTSTANDING


Public Float/Shares Outstanding
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
Mean
Median
Recovery

Sources: Yahoo Finance and Bloomberg

Float Analysis

RECOVERY FLOAT ANALYSIS – 90-DAY AVERAGE DAILY VOLUME/PUBLIC FLOAT


90-Day Average Daily Volume/Public Float
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Affiliated Computer
Computer Sciences
Mean
Median
Recovery

Source: Yahoo Finance and Bloomberg

Float Analysis

RECOVERY FLOAT ANALYSIS – 90-DAY AVERAGE DAILY VOLUME/ SHARES OUTSTANDING


90-Day Average Daily Volume/Shares Outstanding
6.00%
5.00%
0.00%
Mean
Median
Recovery

Source: Yahoo Finance and Bloomberg

Appendices

Float Analysis
Profiles of Selected Companies
Termination Fee Analysis

Profiles of Selected Companies

Affiliated Computer Services, Inc.

Affiliated Computer Services, Inc. is a global company delivering comprehensive business process outsourcing and information technology outsourcing solutions to commercial and government clients. The company is organized into commercial, state and local government and federal government segments. Within the commercial segment, ACS provides technology outsourcing, business process outsourcing and systems integration services to clients in such industries as insurance, utilities, manufacturing, financial institutions, telecommunications, healthcare, retail and transportation. In the state and local government segment, the company is a business process outsourcing provider to state and local governments. In the federal government segment, ACS provides systems integration services, business process outsourcing and technology outsourcing to certain federal agencies.

Computer Sciences Corporation

Computer Sciences Corporation offers an array of services to clients in the global commercial and government markets and specializes in the application of complex information technology IT to achieve its customers' strategic objectives. The company's service offerings include IT and business process outsourcing and IT and professional services. Outsourcing involves operating all or a portion of a customer's technology infrastructure, including systems analysis, applications development, network operations, desktop computing and data center management. CSC also provides business process outsourcing, which manages key functions for clients, such as claims processing, credit checking, logistics and customer call centers.


Affiliated Computer Services Inc. (ACS)


Computer Sciences Corp. (CSC)

Profiles of Selected Companies

Crawford & Company

Crawford & Company is an independent provider of claims management solutions to insurance companies and self-insured entities. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. Crawford & Company's claims management services are offered primarily through its more than 400 branch offices throughout the United States and approximately 300 offices in 66 countries worldwide.

Electronic Data Systems Corporation

Electronic Data Systems Corporation is a professional services firm that offers its clients a portfolio of related services worldwide within the broad categories of traditional information technology outsourcing, business process outsourcing, solutions consulting, management consulting and product lifecycle management software and services. Services include the design, construction and/or management of computer networks, information systems, information processing facilities and business processes. The company's end-to-end portfolio of services integrates its four lines of business: operations solutions, solutions consulting, product lifecycle management solutions and A.T. Kearney.


Crawford & Co. (CRD.a)


Electronic Data Systems Corp. (EDS)

Profiles of Selected Companies

HMS Holdings Corporation

HMS Holdings Corporation furnishes revenue recovery, business process and business office outsourcing services to healthcare payors and providers. The company helps its clients increase revenue, accelerate collections and reduce operating and administrative costs. It operates two businesses through its wholly owned subsidiaries, Health Management Systems, Inc., formerly its Payor Services Division, and Accordis Inc., formerly its Provider Services Division.



MAXIMUS, Inc.

MAXIMUS, Inc. is a provider of health and human services program management, consulting services and systems solutions primarily to government agencies. The company conducts its operations through four business segments: the Consulting Group, the Health Services Group, the Human Services Group and the Systems Group. The Consulting Group provides specialized consulting services such as assisting state and local agencies in maximizing federal funding for their programs, program planning and quality assurance services; the Health Services Group administers and manages managed care enrollment programs and also provides health literacy support and consulting services; the Human Services Group administers and manages state and local government human service programs on a fully outsourced basis; and the Systems Group provides federal, state and local agencies with systems design and implementation to improve the efficiency and cost-effectiveness of their program administration.



Profiles of Selected Companies

NCO Group, Inc.

NCO Group, Inc. is a provider of outsourced accounts receivable management and collection services, serving clients in North America and abroad. The company's services are provided through the utilization of sophisticated technologies, including advanced workstations, client interface systems and call management systems composed of predictive dialers, automated call distribution systems, digital switching and customized computer software. NCO Group complements existing service lines by offering adjunct billing services to clients as an outsourcing option. Additionally, the company may assist healthcare clients in the billing and management of third-party insurance.

PRG-Schultz International, Inc.

PRG-Schultz International, Inc. is a worldwide provider of recovery audit services to large and medium-sized businesses having numerous payment transactions with many vendors. These businesses include, but are not limited to, retailers such as discount, department, specialty, grocery and drug stores; manufacturers of high-technology components, pharmaceuticals, consumer electronics, chemicals and aerospace and medical products; wholesale distributors of computer components, food products and pharmaceuticals; healthcare providers such as hospitals and health maintenance organizations, and service providers such as communications providers, transportation providers and financial institutions.





Profiles of Selected Companies

RTW, Inc.

RTW, Inc. provides management products and services to insured and self-insured employers for their workers' compensation programs in Minnesota, Wisconsin, South Dakota, Colorado, Michigan and Indiana. The company has also obtained licenses, but is not operating, in Pennsylvania, Tennessee, Maryland, Arkansas, Iowa, Florida, New Jersey, Georgia, North Carolina, Texas, Missouri, Illinois, Kansas, Massachusetts, Connecticut, Rhode Island and Oklahoma. The company focuses on controlling costs by returning injured employees to work as soon as possible and by actively managing all participants in the workers' compensation system, including employers, employees and medical care providers, as well as legal and judicial participants in the workers' compensation system. The company targets employers and associations that operate in industries with relatively high workers' compensation costs, and employers with a history of workers' compensation claim costs that are higher than average in their industry.



Appendices

Float Analysis
Profiles of Selected Companies
Termination Fee Analysis

Termination Fee Analysis

BREAK-UP FEE ANALYSIS

Date Announced	Status	Target Name	Acquiror Name	Value of Transaction ($mil)	Termination Fee ($mil)	Terminati Fee %
01/03/02	Completed	Talarian Corp.	TIBCO Software Inc.	$109.635	$3.850	3.50%
01/07/02	Completed	Argus Communications Inc.	Dycom Industries Inc.	$149.244	$2.500	1.70%
01/07/02	Completed	Matrix Pharmaceutical Inc.	Chiron Corp.	$58.995	$1.750	3.00%
01/08/02	Completed	MediChem Life Sciences Inc.	deCode Genetics Inc.	$83.628	$3.000	3.60%
01/22/02	Completed	Astral Point Communications	Alcatel SA	$141.210	$6.143	4.40%
01/22/02	Completed	Jaycor Inc.	Titan Corp.	$95.000	$3.900	4.10%
01/28/02	Completed	Jenny Craig Inc.	Investor Group	$114.829	$4.900	4.30%
01/29/02	Completed	Suburban Lodges of America Inc.	InTown Suites Management	$109.758	$5.000	4.60%
02/08/02	Completed	Raytel Medical Corp.	SHL Telemedicine Ltd.	$50.363	$1.750	3.50%
02/14/02	Completed	Dick Clark Productions Inc.	Investor Group	$150.366	$4.250	2.80%
02/27/02	Completed	Fusion Medical Technologies	Baxter International Inc.	$148.915	$5.000	3.40%
02/27/02	Completed	LTV Corp-Cleveland Works East	WL Ross & Co. LLC	$80.000	$4.000	5.00%
03/11/02	Completed	Be Free Inc.	ValueClick Inc.	$132.157	$5.100	3.90%
03/11/02	Completed	Canaan Energy Corp.	Chesapeake Energy Corp.	$133.980	$5.000	3.70%
03/18/02	Completed	Esenjay Exploration Inc.	Santos Ltd.	$55.196	$3.000	5.40%
03/18/02	Completed	Mechanical Dynamics Inc.	MSC Software Corp.	$127.579	$3.000	2.40%
03/20/02	Completed	Collateral Therapeutics Inc.	Schering AG	$140.910	$7.000	5.00%
03/21/02	Completed	Gulf West Banks Inc.	South Financial Group	$118.131	$5.000	4.20%
04/02/02	Completed	ONTRACK Data International	Kroll Inc.	$172.072	$4.200	2.40%
04/05/02	Completed	Viant Corp.	Divine Inc.	$82.654	$2.680	3.20%
04/11/02	Completed	Bancorp Connecticut Inc.	Banknorth Group Inc.	$158.534	$7.500	4.70%
04/15/02	Completed	IFR Systems	Aeroflex Inc.	$59.992	$2.500	4.20%
04/22/02	Completed	Clare Inc.	IXYS Corp.	$55.589	$2.700	4.90%
04/23/02	Completed	Innoveda Inc.	Mentor Graphics Corp.	$174.988	$7.343	4.20%
04/25/02	Completed	Maynard Oil Co.	Plantation Petroleum Holdings	$82.966	$1.500	1.80%
04/29/02	Completed	First National Bank	First Community Bancorp Inc.	$118.732	$5.000	4.20%
05/02/02	Completed	Interstate Hotels Corp.	MeriStar Hotels & Resorts Inc.	$78.677	$2.000	2.50%
05/02/02	Completed	Software Spectrum Inc.	Level 3 Communications Inc.	$130.005	$5.000	3.80%
05/07/02	Completed	Three Rivers Bancorp Inc.	Sky Financial Group Inc.	$158.727	$4.500	2.80%

Termination Fee Analysis

BREAK-UP FEE ANALYSIS (CONTINUED)

Date Announced	Status	Target Name	Acquiror Name	Value of Transaction ($mil)	Termination Fee ($mil)	Termination Fee %
05/08/02	Completed	Chase Industries Inc.	Olin Corp.	$180.547	$7.500	4.20%
05/14/02	Completed	BEI Medical Systems Co.	Boston Scientific Corp.	$95.632	$4.000	4.20%
05/15/02	Completed	Gerber Childrenswear	Kellwood Co.	$135.726	$5.000	3.70%
05/21/02	Completed	Morton's Restaurant Group Inc.	Castle Harlan Inc.	$71.054	$1.320	1.90%
05/23/02	Completed	Datum Inc.	SymmetriCom Inc.	$111.526	$4.128	3.70%
05/29/02	Completed	SignalSoft Corp.	Openwave Systems Inc.	$58.807	$2.300	3.90%
05/30/02	Completed	Official Payments Corp.	Tier Technologies Inc.	$75.781	$1.750	2.30%
06/25/02	Completed	Wink Communications Inc.	Liberty Broadband Interactive	$101.182	$3.500	3.50%
07/23/02	Completed	inSilicon Corp.	Synopsys Inc.	$64.107	$2.460	3.80%
08/01/02	Completed	Omega Worldwide Inc.	Four Seasons Health Care Ltd.	$119.029	$2.500	2.10%
08/08/02	Completed	Warren BanCorp Inc.	Banknorth Group Inc.	$125.586	$5.000	4.00%
08/12/02	Completed	DeWolfe Cos Inc.	NRT Inc.	$133.026	$5.250	3.90%
08/13/02	Completed	Acme Steel Inc.-Certain Assets	International Steel Group Inc.	$65.000	$2.000	3.10%
08/22/02	Completed	Budget Group Inc.	Cendant Corp.	$110.000	$15.000	13.60%
08/28/02	Completed	CNBC Bancorp	First Merchants	$62.559	$1.200	1.90%
08/29/02	Completed	Admiralty Bancorp Inc.	RBC Centura Banks Inc.	$149.825	$6.000	4.00%
08/29/02	Completed	Mackenzie Investment Mgmt Inc.	Waddell & Reed Financial Inc.	$74.000	$2.000	2.70%
09/24/02	Completed	ACTV Inc.	OpenTV Corp.	$95.372	$5.000	5.20%
10/09/02	Completed	Starbase Corp.	Borland Software Corp.	$61.963	$1.500	2.40%
10/22/02	Completed	Vicinity Corp.	Microsoft Corp.	$95.849	$2.250	2.30%
10/24/02	Completed	Metropolitan Financial Corp.	Sky Financial Group Inc.	$79.087	$2.200	2.80%
10/24/02	Completed	Paravant Inc.	DRS Technologies Inc.	$85.033	$4.000	4.70%
10/28/02	Completed	Infinium Software Inc.	SSA Global Technologies Inc.	$104.728	$4.000	3.80%
11/11/02	Completed	Variagenics Inc.	Hyseq Pharmaceuticals Inc.	$55.888	$1.750	3.10%
11/12/02	Completed	Hunt Corp.	Berwind Co. LLC	$115.227	$4.000	3.50%
11/22/02	Completed	Sleepmaster LLC	National Bedding Co.	$152.000	$4.000	2.60%
12/16/02	Completed	ANFI Inc.	Fidelity National Financial Inc.	$131.377	$2.780	2.10%
12/16/02	Completed	Rawlings Sporting Goods Co.	K2 Inc.	$105.662	$2.900	2.70%
12/17/02	Completed	Fidelity Bancorp Inc.	MAF Bancorp, Clarendon Hills	$98.902	$4.500	4.60%
12/17/02	Completed	Royal Appliance Manufacturing	TechTronic Industries Co. Ltd.	$94.464	$5.300	5.60%
12/19/02	Completed	Bay State Bancorp	Seacoast Financial Services	$128.770	$6.000	4.70%

Termination Fee Analysis

BREAK-UP FEE ANALYSIS (CONTINUED)

Date Announced	Status	Target Name	Acquiror Name	Value of Transaction ($mil)	Termination Fee ($mil)	Termination Fee %
01/21/03	Completed	Caminus Corp	SunGard Data Systems Inc	$153.518	$4.000	2.60%
01/22/03	Completed	Lighthouse Financial Svcs	SunTrust Banks Inc	$130.000	$3.000	2.30%
01/22/03	Completed	Resonate Inc	GTG Acquisition Corp	$53.468	$1.600	3.00%
02/04/03	Completed	Salant Corp	Perry Ellis International Inc	$88.948	$3.630	4.10%
02/05/03	Completed	HTE Inc	SunGard Data Systems Inc	$121.791	$4.000	3.30%
02/19/03	Completed	Merry Land Properties Inc	Cornerstone Realty Income	$130.822	$1.250	1.00%
02/19/03	Completed	Sports Authority Inc	Gart Sports Co	$189.149	$7.400	3.90%
03/17/03	Completed	Interlott Technologies Inc	GTECH Holdings Corp	$82.831	$2.750	3.30%
04/01/03	Completed	National Service Industries	California Investment Fund LLC	$111.854	$4.000	3.60%
04/03/03	Completed	Elite Information Group Inc	Thomson Corp	$121.518	$3.500	2.90%
04/09/03	Completed	Liberty Bancshares	First Federal Capital Corp	$80.000	$2.280	2.90%
04/09/03	Completed	WaveSmith Networks Inc	CIENA Corp	$168.840	$5.100	3.00%
04/16/03	Completed	Lillian Vernon Corp	Investor Group	$60.653	$1.850	3.10%
04/16/03	Completed	Signal Technology Corp	Crane Co	$142.483	$4.500	3.20%
06/24/03	Completed	Factual Data Corp	Kroll Inc	$113.476	$3.500	3.10%
06/27/03	Completed	Acres Gaming Inc	International Game Technology	$136.488	$3.900	2.90%
08/04/03	Completed	Mercator Software Inc	Ascential Software Corp	$115.001	$4.000	3.50%
08/04/03	Completed	Mercator Software Inc	Ascential Software Corp	$115.001	$4.000	4.00%
08/05/03	Completed	ResortQuest International	Gaylord Entertainment Co	$107.582	$6.000	6.00%
08/12/03	Completed	California Independent Bancorp	Humboldt Bancorp,Eureka,CA	$90.717	$1.000	1.00%
11/02/03	Completed	Aura Europe	Soros Fund Management Inc	$85.000	$2.500	2.50%
11/03/03	Completed	Invivo Corp	Intermagnetics General Corp	$97.097	$5.000	5.00%
11/05/03	Completed	Vencor Inc-Facilities,Hosp	Kindred Healthcare Inc	$85.000	$3.500	3.50%
12/15/03	Completed	Devon Energy-Coalbed Ppty	Quest Resources Corp	$126.000	$5.000	5.00%
Low				$50.363	$1.000	1.00%
High				$189.149	$15.000	13.60%
Median				$109.897	$4.000	3.50%
Mean				$108.545	$3.898	3.60%

Source: Securities Data Corporation